Exhibit 99.1

Ra Medical Systems Reports 2021 First Quarter Financial Results

Conference call begins at 4:30 p.m. Eastern time today

CARLSBAD, Calif. (May 11, 2021) – Ra Medical Systems, Inc. (NYSE American: RMED), a medical device company focusing on commercializing excimer laser systems to treat vascular and dermatological diseases, reports financial results for the three months ended March 31, 2021 and provides a business update.

Recent Operational Highlights

•	Enrolled 20 subjects in the company’s atherectomy pivotal clinical study since mid-March for a total of 50 subjects enrolled to date
•	Completed in-house real time aging tests that support shelf life of at least six months for next-generation DABRA catheters
•	Continued dermatology segment revenue improvement as COVID-19 restrictions are lifted

“I’m pleased by our recent progress, particularly with the increased enrollment in our atherectomy pivotal study.  We have enrolled 20 subjects since mid-March bringing total enrollment to 50, reaching the halfway point in this 100-subject study,” said Will McGuire, Ra Medical Systems CEO. “We also recently generated six-month real time aging data with the next generation DABRA catheter.  This important milestone gives me confidence we have strong data to support this catheter’s extended shelf life when we submit to the FDA for approval later this year.”

First Quarter Financial Highlights

Net revenue for the first quarter of 2021 was $1.1 million, which consisted of product sales of $0.4 million and service and other revenue of $0.7 million. This compares with net revenue of $1.4 million for the first quarter of 2020, which consisted of product sales of $0.6 million and service and other revenue of $0.8 million.

Net revenue from the vascular segment for the first quarter of 2021 was de minimis, compared with $0.1 million for the first quarter of 2020. Net revenue from the dermatology segment was $1.1 million for the first quarter of 2021 and $1.3 million for the first quarter of 2020.

Total cost of revenue for the first quarter of 2021 was $1.4 million, compared with $1.6 million for the first quarter of 2020.

Selling, general and administrative expenses for the first quarter of 2021 were $4.1 million, which included $1.0 million in stock-based compensation, compared with $6.3 million for the first quarter of 2020, which included $0.9 million in stock-based compensation. Research and development expenses for the first quarter of 2021 were $2.8 million, compared with $1.3 million for the first quarter of 2020. Research and development expenses for the first quarters of 2021 and 2020 each included $0.1 million in stock-based compensation.

The net loss for the first quarter of 2021 was $7.2 million, or $2.48 per share on 2.9 million weighted average shares outstanding, compared with a loss for the first quarter of 2020 of $7.7 million, or $13.98 per share on 0.6 million weighted average shares outstanding.

Adjusted EBITDA for the first quarter of 2021 was negative $6.1 million, compared with negative $6.2 million for the first quarter of 2020. Adjusted EBITDA is a non-GAAP measure presented as net loss before depreciation and amortization expense, interest income, interest expense, income taxes, stock-based compensation and gain from sale of property and equipment. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

Ra Medical reported cash and cash equivalents of $16.0 million as of March 31, 2021.

Conference Call and Webcast

Ra Medical will hold a conference call and audio webcast to discuss this announcement and answer questions at 4:30 p.m. Eastern time today. The conference call dial-in numbers are 866-777-2509 for domestic callers and 412-317-5413 for international callers, and the passcode is 10155315. A live webcast of the call will be available on the Investor Relations section of www.ramed.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-344-7529 for domestic callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers. Please use the passcode 10155315. A webcast replay will be available on the Investor Relations section of www.ramed.com for 30 days, beginning approximately two hours after the completion of the call.

Non-GAAP Financial Measures

Ra Medical has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended March 31, 2021 and March 31, 2020. EBITDA and Adjusted EBITDA are performance measures that provide supplemental information management believes is useful to analysts and investors to evaluate Ra Medical’s ongoing results of operations, when considered alongside other GAAP measures. These measures are intended to aid investors in better understanding Ra Medical’s current financial performance and prospects for the future as seen through management. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Management believes that these non-GAAP financial measures facilitate comparisons with Ra Medical’s historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Ra Medical encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. Ra Medical defines EBITDA as our GAAP net loss as adjusted to exclude depreciation and amortization, interest income, interest expense and income tax expense. Ra Medical defines Adjusted EBITDA as our GAAP net loss as adjusted to exclude depreciation and amortization, interest income, interest expense, income tax expense, stock-based compensation and gain from sale of property and equipment.

About Ra Medical Systems

Ra Medical Systems commercializes excimer lasers and catheters for the treatment of vascular and dermatological diseases. In May 2017, the DABRA excimer laser system received FDA 510(k) clearance in the U.S. for crossing chronic total occlusions, or CTOs, in patients with symptomatic infrainguinal lower extremity vascular disease with an intended use for ablating a channel in occlusive peripheral vascular disease. The Pharos excimer laser system is FDA-cleared and is used as a tool in the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma. DABRA and Pharos are both based on Ra Medical’s core excimer laser technology platform and deploy similar mechanisms of action. Ra Medical manufactures DABRA and Pharos excimer lasers and catheters in a 32,000-square-foot facility located in Carlsbad, Calif. The vertically integrated facility is ISO 13485 certified and is licensed by the State of California to manufacture sterile, single-use catheters in controlled environments.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Ra Medical’s business strategy. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks associated with acceptance of DABRA and Pharos and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products or product enhancements; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement, patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to effectively manage inventory; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; costs and adverse results in any ongoing or future legal proceedings; adverse outcome of regulatory inspections; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 to be filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Andrew Jackson
Chief Financial Officer, Ra Medical Systems
760-496-9540
ajackson@ramed.com

Investors:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Ra Medical Systems, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$15,954	$23,906
Accounts receivable, net	160	238
Inventories	2,249	2,218
Prepaid expenses and other current assets	1,555	1,258
Total current assets	19,918	27,620
Property and equipment, net	2,820	3,211
Operating lease right-of-use-assets	2,393	2,484
Other non-current assets	131	123
TOTAL ASSETS	$25,262	$33,438

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$977	$571
Accrued expenses	2,213	4,348
Current portion of deferred revenue	1,777	1,801
Current portion of equipment financing	—	265
Current portion of promissory note	674	421
Current portion of operating lease liabilities	338	356
Total current liabilities	5,979	7,762
Deferred revenue	617	686
Promissory note	1,326	1,579
Operating lease liabilities	2,195	2,264
Total liabilities	10,117	12,291
Total stockholders’ equity	15,145	21,147
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,262	$33,438

Ra Medical Systems, Inc.

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net revenue
Product sales	$406	$586
Service and other	712	788
Total net revenue	1,118	1,374
Cost of revenue
Product sales	790	964
Service and other	583	620
Total cost of revenue	1,373	1,584
Gross loss	(255)	(210)
Operating expenses
Selling, general and administrative	4,114	6,285
Research and development	2,816	1,295
Total operating expenses	6,930	7,580
Operating loss	(7,185)	(7,790)
Other income (expense), net	(51)	89
Loss before income tax expense	(7,236)	(7,701)
Income tax expense	—	—
Net loss	$(7,236)	$(7,701)
Basic and diluted net loss per share	$(2.48)	$(13.98)
Basic and diluted weighted average common shares outstanding	2,917	551

Ra Medical Systems, Inc.

Non-GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
Statements of Operations Data:
Net loss	$(7,236)	$(7,701)
Depreciation and amortization	455	578
Interest income	(1)	(114)
Interest expense	52	25
Income tax expense	—	—
EBITDA	(6,730)	(7,212)
Stock-based compensation	1,169	1,047
Gain on sale of property and equipment	(501)	—
Adjusted EBITDA	$(6,062)	$(6,165)

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